UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2007

ATC HEALTHCARE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-11380	11-2650500
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

1983 Marcus Avenue
Lake Success, New York	11042
(Address of Principal Executive Offices)	(Zip Code)

(516) 750-1600
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2007, Bernard J. Firestone voluntarily resigned from the board of directors of ATC Healthcare, Inc. (the “Company”). Mr. Firestone is the dean of the College of Liberal Arts and Science at Hofstra University, which University recently announced a partnership with the North Shore/LIJ Health System to establish a medical school. The Company has conducted business with the hospital in the past and may do so in the future. Due to potential conflicts of interest, Mr. Firestone tendered his resignation as a director of the Company.

Item 8.01. Other Events.

On October 23, 2007, the Company issued a press release announcing a delay in the filing of the Company’s quarterly report on Form 10-Q for the quarter ended August 31, 2007. In the press release, the Company advises that it has discovered certain items which may not have been properly recorded in prior financial statements, including some expense items. The Company is currently working to ascertain these items.

A copy of the press release announcing the filing delay is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of ATC Healthcare, Inc., dated October 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATC HEALTHCARE, INC.

By:	/s/ David Kimbell
David Kimbell
Senior Vice President-Finance, Chief Financial Officer, and Treasurer

Date: October 25, 2007

Exhibit Index

99.1	Press release of ATC Healthcare, Inc., dated October 23, 2007